SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2003

Wyndham International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-9320	94-2878485
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(IRS employer identification no.)

1950 Stemmons Freeway, Suite 6001

Dallas, Texas 75207

(Address and zip code of principal executive offices)

Registrant’s telephone number, including area code: (214) 863-1000

Item 5. Other Events

On June 2, 2003, Wyndham International, Inc., a Delaware corporation (the “Company”), issued a press release, a copy of which is attached hereto as Exhibit 99.1, announcing that it had entered into a fifth amendment and restatement of its senior credit facility and a fourth amendment and restatement of its increasing rate loans facility. A copy of the form of fifth amendment and restatement of the senior credit facility is attached hereto as Exhibit 99.2, and a copy of the form of fourth amendment and restatement of the increasing rate loans facility is attached hereto as Exhibit 99.3. Exhibits 99.1, 99.2 and 99.3 are each hereby incorporated herein by this reference.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

(c)	Exhibits

The following Exhibits are filed herewith:

	99.1	Press Release.

	99.2	Form of Fifth Amendment and Restatement to the Credit Agreement, dated as of May 29, 2003, among the Company and the lenders named therein.

	99.3	Form of Fourth Amendment and Restatement to the Increasing Rate Note Loan and Purchase Agreement, dated as of May 29, 2003, among the Company and the lenders named therein.

[SIGNATURE PAGE FOLLOWS]

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WYNDHAM INTERNATIONAL, INC.

By:	/s/ RICHARD A. SMITH
Richard A. Smith, Executive Vice President and Chief Financial Officer

Date: June 2, 2003

EXHIBIT INDEX

Exhibit
Number		Description

99.1	*	Press Release.

99.2	*	Form of Fifth Amendment and Restatement to the Credit Agreement, dated as of May 29, 2003, among the Company and the lenders named therein.

99.3	*	Form of Fourth Amendment and Restatement to the Increasing Rate Note Loan and Purchase Agreement, dated as of May 29, 2003, among the Company and the lenders named therein.

* Filed herewith.